UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 13, 2006

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 13, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Asbury Automotive Group, Inc. (the “Company”) granted 2,500 shares of non-performance based restricted common stock of the Company, par value $.01 per share (the “Restricted Stock”), to the following non-employee directors of the Company:  Janet Clarke, Michael Durham, Vernon Jordan, Philip Maritz and Ian Snow. The Restricted Stock grants were made pursuant to the Company’s 2002 Equity Incentive Plan, as amended (the “Plan”), a copy of which was attached as Appendix C to the Company’s proxy statement dated April 28, 2004, filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2004.  The Restricted Stock will vest in three equal annual installments beginning on July 13, 2007.  Any unvested Restricted Stock will carry dividends and voting rights. The Restricted Stock will automatically vest in the event of a Change of Control (as defined in the Plan), or if the non-employee director ceases to serve on the Company’s Board of Directors due his or her death or disability. Each grant of Restricted Stock will be evidenced by an agreement, a form of which will be attached as an exhibit to the Company’s next quarterly filing on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: July 19, 2006	By:	/s/ Kenneth B. Gilman
		Name:	Kenneth B. Gilman
		Title:	President and Chief Executive Officer